EXHIBIT 10.4

CastlePoint Holdings, Ltd.
2006 Long Term Equity Compensation Plan

February 27, 2006

CastlePoint Holdings, Ltd.

2006 Long Term Equity Compensation Plan

Article 1.                                            Establishment, Objectives, and Duration

1.1.         Establishment of the Plan. CastlePoint Holdings, Ltd., a Bermuda exempted company (the “Company”), hereby establishes an incentive compensation plan to be known as the “CastlePoint Holdings, Ltd. 2006 Long Term Equity Compensation Plan” (the “Plan”), as set forth in this document and individual Award Agreements setting forth certain terms and conditions applicable to Awards. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and other awards.

The Plan shall become effective February 27, 2006 (the “Effective Date”), subject to shareholder approval, and shall remain in effect as provided in Section 1.3 herein.

1.2.         Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s shareholders.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3.         Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board to amend or terminate the Plan in accordance with the provisions of Article 16 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Incentive Stock Option be granted under the Plan on or after the tenth anniversary of the Effective Date.

Article 2.                                            Definitions

The following terms, when capitalized, shall have the meanings set forth below:

2.1.         “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and other awards granted under the Plan.

2.2.         “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

2.3.         “Board” means the Board of Directors of the Company.

2.4.         “Change in Control” means the occurrence of any of the following events:

(a)                                  any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as the ownership of Shares of the Company) that is not on the Effective Date the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company’s then outstanding securities (prior to the application of any Bye-Law provisions that would reduce the vote of such securities) becomes after the Effective Date the beneficial owner, directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company’s then outstanding securities (prior to the application of any Bye-Law provisions that would reduce the vote of such securities);

(b)                                  individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board;

(c)                                  consummation of a merger, amalgamation, consolidation, reorganization, share exchange or similar transaction (a “Transaction”) of the Company with any other entity, other than (i) a Transaction that would result in the voting securities of the Company outstanding immediately prior thereto directly or indirectly continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or a parent company) more than 80% of the combined voting power of the voting securities of the Company (prior to the application of any Bye-Law provisions that would reduce the vote of such securities) or such surviving entity or parent company outstanding immediately after such Transaction or (ii) a Transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 35% of the combined voting power (prior to the application of any Bye-Law provisions that would reduce the vote of such securities) of the Company’s then outstanding securities;

(d)                                  the sale, transfer or other disposition (in one transaction or a series of related transactions) of more than 50% of the operating assets of the Company; or

(e)                                  the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding anything to the contrary contained herein, (i) the transaction contemplated on the date that this Plan is adopted whereby the Company proposes to make a private placement of the Company’s securities with net proceeds to the Company of at least $100 million, (ii) an initial public offering of the Company’s Shares, or (iii) any transaction with Tower Group, Inc. or any of its affiliates shall not constitute a Change in Control for purposes of this Plan. To the extent deemed necessary or advisable by the Committee to comply with the provisions of Section 409A of the Code, the Committee is authorized to use the definition of “change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of the corporation” in Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder in lieu of the definition of “change in control” in this Section 2.4 with respect to all or a portion of Awards outstanding under the Plan and each Award Agreement shall be deemed to include the right of the Committee to use such alternative definition with respect to such Award.

2.5.         “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6.         “Committee” means the Committee, as specified in Section 3.1 herein, appointed by the Board to administer the Plan.

2.7.         “Company” means CastlePoint Holdings, Ltd., a Bermuda exempted company, and any successor thereto as provided in Article 19 herein.

2.8.         “Consultant” means any consultant or advisor to the Company or a Subsidiary.

2.9.         “Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary.

2.10.       “Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared on an equal number of outstanding Shares.

2.11.       “Effective Date” shall have the meaning ascribed to such term in Section 1.1 herein.

2.12.       “Employee” means any employee of the Company or a Subsidiary.

2.13.       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.14.       “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.15.       “Fair Market Value” means the fair market value of a Share as determined in good faith by the Committee using such valuation methods as determined by the Committee in its discretion. If the Shares are traded on an established securities market, fair market value means the average of the high and low sale prices of a Share as reported in the consolidated transaction reporting system, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported. Fair market value relating to the exercise price of an option or grant price of a SAR shall conform to the requirements of Section 409A of the Code.

2.16.       “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.17.       “Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Code Section 422.

2.18.       “Named Executive Officer” means a Participant who is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m) to the extent applicable.

2.19.       “Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares granted under Article 6 herein and that is not intended to meet the requirements of Code Section 422.

2.20.       “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.21.       “Participant” means a current or former Employee, Director or Consultant who has outstanding an Award granted under the Plan.

2.22.       “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.23.       “Performance Period” means the period during which a performance goal must be met.

2.24.       “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.25.       “Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance measures, or upon the occurrence of other events as determined by the Committee, at its discretion), as provided in Articles 8 and 9 herein.

2.26.       “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.27.       “Restricted Stock” means an Award granted to a Participant, as described in Article 8 herein.

2.28.       “Restricted Stock Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.29.       “Share” means a common share of the Company, par value $0.01 per share, subject to adjustment pursuant to Section 4.3 herein and any other equity securities of the Company that may be substituted for Shares pursuant to Section 4.3. The expression “delivery of Shares” and its cognates may refer to any or all of the following depending on the relevant circumstance (as determined by the Committee and as necessary or appropriate under applicable law): delivery of share certificates and other instruments, the actual issue of Shares and the relevant recording in the company’s register of shareholders.

2.30.       “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Article 7 herein.

2.31.       “Subsidiary” means any company or corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, as determined under Code Section 424(f).

2.32.       “Tandem SAR” means an SAR that is granted in connection with a related Option, as described in Article 7 herein.

2.33.       “Ten Percent Shareholder” means, with respect to an ISO, a Participant who, at the time the ISO is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation (as that term is defined in Code Section 424(e)) or Subsidiary.

Article 3.                                            Administration

3.1.         The Committee. The Plan shall be administered by the Compensation Committee of the Board (the “Committee”), the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to the rules and regulations of any stock exchange or quotation system on which the Shares are traded, and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or the Plan. To the extent that a Compensation Committee shall not be in office, the Committee shall be the full Board. To the extent applicable, the Committee shall consist of such number of non-employee directors as may be required and each such non-employee director shall satisfy such requirements as may be necessary to qualify for exemptions under Rule 16b-3 of the Securities Exchange Act of 1934 or qualifying Awards under Code Section 162(m) for the Performance-Based Exception and to comply with the rules and regulations of any stock exchange or quotation system on which the Shares are traded. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2.         Authority of the Committee. Except as limited by law or by the Company’s Bye-Laws or Committee Charter (as the same may be amended and/or restated from time to time), and subject to the provisions herein, the Committee shall have full discretionary authority and power to select the Employees, Directors and Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan any doubtful or disputed terms in the Plan or an Award Agreement; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Sections 16.3 herein) amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3.         Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards for the Performance-Based Exception, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may establish from time to time such regulations, provisions, proceedings and conditions which the Committee determines may be advisable for the administration of the Plan. A majority of the Committee (or subcommittee where appointed) shall constitute a quorum and subject to Section 3.2 of the Plan, the acts of a majority present at any meeting at which a quorum is present, or acts approved in writing by all Committee members, shall be acts of the Committee as a whole. The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to Awards, to process or oversee the issuance of Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, provided that in no case shall any such administrator(s) be authorized (i) to grant Awards under the Plan, (ii) to take any action that would result in the loss of an exemption under Rule 16b-3 for Awards granted to or held by Participants who at the time are subject to Section 16 of the Exchange Act in respect of the Company or that would cause Awards intended to qualify for the Performance-Based Exception under Code Section 162(m) to fail to so qualify, (iii) to take any action inconsistent with the Bermuda Companies Act 1981, as amended, or (iv) to make any applicable determination required to be made by the Committee under the rules of any stock exchange or quotation system on which the Shares are traded. Any action by any such administrator(s) within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator(s). The Committee (and, to the extent it so provides, any subcommittee) shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator(s), and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator(s) shall be subject to approval, disapproval or modification by the Committee.

3.4.         Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Directors, Employees, Consultants and their estates and beneficiaries.

3.5.         Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination as provided in Article 18 hereof.

Article 4.                                            Shares Subject to the Plan; Individual Limits; and Anti-Dilution Adjustment

4.1.         Shares Available for Grants.

(a)                                  Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 1,735,021.

(b)                                  Subject to adjustment as provided in Section 4.3 herein, the aggregate number of Shares that may be delivered pursuant to Awards of (i) Restricted Stock, Restricted Stock Units, Performance Shares and other awards that may be granted under the Plan may not exceed 1,500,000 Shares and (ii) Incentive Stock Options may not exceed 1,500,000 Shares.

(c)                                  If an Award is not settled in Shares or is forfeited, expires or is canceled without delivery of Shares or by delivery of fewer Shares than the number underlying the Award, is settled in cash or is otherwise terminated without delivery of all or a portion of the Shares underlying the Award, the Shares not issued by the Company shall again be available for Awards under the Plan. Shares that are withheld from an Award or are surrendered by the Participant in payment of any exercise price or taxes relating to such Award shall be deemed to constitute Shares not delivered to the Participant and will again be available under the Plan. The Committee may adopt reasonable counting procedures to ensure appropriate counting and avoid double counting (as for example, in the case of tandem or substitute awards). Shares shall be counted against those reserved to the extent such Shares have been delivered and are no longer subject to a substantial risk of forfeiture. Shares granted pursuant to the Plan may be authorized but unissued Shares.

4.2.         Individual Limits. Subject to adjustment as provided in Section 4.3 herein, the following rules shall apply with respect to Awards and any related dividends or Dividend Equivalents intended to qualify for the Performance-Based Exception:

(a)                                  Options:  The maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to any one Participant shall be 500,000.

(b)                                  SARs:  The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one fiscal year to any one Participant shall be 500,000.

(c)                                  Restricted Stock:  The maximum aggregate number of Shares of Restricted Stock that may be granted in any one fiscal year to any one Participant shall be 500,000.

(d)                                  Restricted Stock Units. The maximum aggregate number of Restricted Stock Units that may be granted in any one fiscal year to any one Participant shall be 250,000.

(e)                                  Performance Shares:  The maximum aggregate number of Performance Shares that may be granted in any one fiscal year to any one Participant shall be 250,000.

(f)                                    Other Awards. The maximum number of Shares that may be awarded in any one year to any one Participant pursuant to an Award under Article 10 shall be 250,000 Shares and the maximum cash Award that may be awarded in any one year to any one Participant pursuant to an Award under Article 10 shall be $5,000,000.

(g)                                 Dividends and Dividend Equivalents:  The maximum dividend or Dividend Equivalents that may be paid in any one fiscal year to any one Participant shall be $300,000.

4.3.         Adjustments in Authorized Shares. In the event of any merger, amalgamation, reorganization, consolidation, recapitalization, liquidation, share dividend, split-up, spin-off, share split, reverse share split, share combination, share exchange or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and kind of Shares that may be delivered under the Plan, the individual limits set forth in Section 4.2 herein, and in the number and kind of and/or price of Shares subject to outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to an Award shall always be rounded down to a whole number. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including performance-based Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets, or in response to changes in applicable laws, regulations, or accounting principles) affecting any performance conditions; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Based Awards granted under the Plan to Participants designated by the Committee as Named Executive Officers and intended to qualify for the Performance-Based Exception to otherwise fail to qualify for the Performance-Based Exception or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Named Executive Officers and intended to qualify for the Performance-Based Exception. Adjustments made under this Section 4.3 shall also meet the requirements of Section 409A of the Code and regulations promulgated thereunder to the extent applicable.

Article 5.                                            Eligibility and Participation

5.1.         Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants, including persons offered employment by the Company, provided that a prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment.

5.2.         Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.                                            Options

6.1.         Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

6.2.         Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3.         Exercise Price. The Exercise Price for each grant of an Option under the Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, if greater, the par value of a Share). The Exercise Price of an ISO granted to a Ten Percent Shareholder (prior to the application of any Bye-Law provisions that would reduce such shareholder’s vote) shall be at least equal to one hundred and ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted (or, if greater, the par value of a Share).

6.4.         Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant and no ISO granted to a Ten Percent Shareholder (prior to the application of any Bye-Law provisions that would reduce such shareholder’s vote) shall be exercisable later than the fifth (5th) anniversary date of its grant.

6.5.         Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options which are intended to be ISOs shall be subject to the $100,000 annual vesting limitation set forth in Code Section 422(d).

6.6.         Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provisions for full payment for the Shares. The Exercise Price of an Option shall be payable as follows, in each case subject to such restrictions as the Committee may impose and subject to applicable law: (a) in cash or its equivalent, (b) by tendering, or attesting to the ownership of, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the Shares, other than Shares purchased by the Participant on the open market, which are tendered must have been held by the Participant for such minimum holding period, if any, as may be necessary to avoid a charge to the Company’s earnings under applicable financial accounting rules), (c) by broker-assisted cashless exercise, (d) by any other method approved by the Committee or (e) by a combination of (a), (b), (c) and/or (d). The Committee may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver or cause to be delivered Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7.         Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8.         Dividend Equivalents. At the discretion of the Committee, a Participant may be awarded in an agreement separate from the Option Award Agreement the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish in such separate agreement. Without limiting the generality of the preceding sentence, if it is intended that an Award of Options and/or the Dividend Equivalents comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of Dividend Equivalents awarded with respect to such Options, such that the Options and/or Dividend Equivalents maintain eligibility for the Performance-Based Exception.

6.9.         Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

6.10.       Nontransferability of Options.

(a)                                  Incentive Stock Options. ISOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.

(b)                                  Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, NQSOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.

6.11.       No Repricing. Without the approval of shareholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange (a “Repricing”).

Article 7.                                            Stock Appreciation Rights

7.1.         Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of a Tandem SAR shall equal the Exercise Price of the related Option.

7.2.         Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

7.3.         Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

7.4.         Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5.         Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6.         Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)                                  the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)                                  the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7.         Dividend Equivalents. At the discretion of the Committee, the Participant may be awarded in an agreement separate from the SAR Award Agreement the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Without limiting the generality of the preceding sentence, if it is intended that an Award of SARs and/or the Dividend Equivalents comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of Dividend Equivalents awarded with respect to such SARs, such that the SARs and/or Dividend Equivalents maintain eligibility for the Performance-Based Exception.

7.8.         Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

7.9.         Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, SARs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.

7.10.       No Repricing. Without the approval of shareholders, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a Repricing.

Article 8.                                            Restricted Stock

8.1.         Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts as the Committee shall determine.

8.2.         Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3.         Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock.

8.4.         Removal of Restrictions. Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto.

8.5.         Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction, subject to the application of any Bye-Law provisions that would reduce the vote of such Shares.

8.6.         Dividends and Other Distributions. To the extent provided in an agreement separate from a Participant’s Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock shall receive all regular cash dividends paid with respect to all Shares while they are so held, and all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which such distributions were made. Without limiting the generality of the preceding sentence, if it is intended that an Award of Restricted Stock and/or dividends comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the Restricted Stock and/or the dividends maintain eligibility for the Performance-Based Exception.

8.7.         Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service. Except as otherwise determined by the Committee, upon termination of employment or service during the Period of Restriction, or at the end of a Performance Period, Restricted Stock that is unvested shall be forfeited and re-acquired by the Company, provided that the Committee may determine in an Award Agreement or in an individual case that restrictions or forfeiture conditions relating to Restricted Stock will be waived or otherwise lapse in whole or in part.

8.8.         Nontransferability of Restricted Stock. Except as otherwise determined by the Committee, during the applicable Period of Restriction, a Participant’s rights with respect to the Restricted Stock granted under the Plan shall be available during the Participant’s lifetime only to such Participant, and Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution.

Article 9.                                            Restricted Stock Units and Performance Shares

9.1.         Grant of Restricted Stock Units/Performance Shares. Subject to the terms and provisions of the Plan, Restricted Stock Units and Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and as shall be set forth in the Award Agreement.

9.2.         Award Agreement. Each grant of Restricted Stock Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Period(s) of Restriction or Performance Period(s) (as the case may be), the number of Restricted Stock Units or Performance Shares granted, and such other provisions as the Committee shall determine. The initial value of a Restricted Stock Unit or Performance Share shall equal the Fair Market Value of a Share on the date of grant.

9.3.         Form and Timing of Payment.

(a)                                  Except as otherwise provided in a Participant’s Award Agreement, payment of Restricted Stock Units shall be made after the last day of the Period of Restriction applicable thereto. The Committee, in its sole discretion, may pay Restricted Stock Units in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units.

(b)                                  Except as otherwise provided in a Participant’s Award Agreement, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout on the number of Performance Shares earned over the Performance Period, to be determined as a function of the extent to which the corresponding performance measures have been achieved. The Committee, in its sole discretion, may pay Performance Shares in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Shares.

(c)                                  Notwithstanding the foregoing, payments shall be made not later than the March 15 following the year in which the Period of Restriction or Performance Period terminates to the extent that such Awards are intended to qualify for the “short-term deferral” exception under Code Section 409A.

9.4.         Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units or Performance Shares granted hereunder.

9.5.         Dividend Equivalents. At the discretion of the Committee, a Participant may be awarded in an agreement separate from the Restricted Stock Units or Performance Shares Award Agreement the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Without limiting the generality of the preceding sentence, if it is intended that an Award of Restricted Stock Units/Performance Shares and/or the Dividend Equivalents comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of Dividend Equivalents awarded with respect to such Restricted Stock Units/Performance Shares, such that the Restricted Stock Units/Performance Shares and/or Dividend Equivalents maintain eligibility for the Performance-Based Exception.

9.6.         Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units or Performance Shares following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units or Performance Shares, and may reflect distinctions based on the reasons for termination of employment or service. Except as otherwise determined by the Committee, upon termination of employment or service during the Period of Restriction, or at the end of the Performance Period, Restricted Stock Units or Performance Shares that are unvested shall be forfeited provided that the Committee may determine in an Award Agreement or in an individual case that forfeiture or service conditions will be waived or otherwise lapse in whole or in part.

9.7.         Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Restricted Stock Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10.                                     Other Awards

10.1.       Grant. The Committee shall have the right to grant other Awards which may include, without limitation, the grant of deferred Shares, Shares or cash based on attainment of performance or other goals established by the Committee, or Shares in lieu of cash under other Company incentive or bonus programs.

10.2.       Payment of Other Awards. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine. To the extent other Awards are intended to qualify for the “short-term deferral” exception under regulations promulgated under Section 409A of the Code, payment shall be made not later than the March 15 following the year in which such Awards vest.

10.3.       Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive amounts under Awards granted under this Article 10 following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, need not be uniform among all other Awards, and may reflect distinctions based on the reasons for termination of employment or service.

10.4.       Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Awards granted under this Article 10 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 11.                                     Performance Measures

11.1.       Business Criteria. Unless and until the Company proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 11, the performance goals to be used for Awards and any related dividends or Dividend Equivalents that are designed to qualify for the Performance-Based Exception shall be chosen from among the following performance measure(s): total revenue, premiums collected, new annualized premiums, investment income, earnings per share, economic value added, market share (actual or targeted growth), any earnings or income measure, including earnings from operations, earnings before interest and/or taxes and/or depreciation, statutory earnings, net income available to shareholders, earnings per share (either basic or diluted),  net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets

(actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), premiums written or earned (gross, net or direct), revenue (actual or targeted growth), loss ratio (gross or net), expense ratio (gross or net), combined ratio (gross or net), share price, share price growth, or total shareholder return, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, total market capitalization, business retention, new product generation, geographic business expansion goals, cost targets (including cost of capital), customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, on a per share basis (either basic or diluted), as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards and any related dividends or Dividend Equivalents that are not designed to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

11.2.       Performance Goals. The performance goal for such Awards intended to qualify for the Performance-Based Exception shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Article 11. The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such awards. Performance goals may differ for awards granted to any one Participant or to different Participants.

11.3.       Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of an Award shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any Performance Period applicable to such award or (B) the time 25% of such Performance Period has elapsed.

11.4.       Settlement of Awards; Other Terms. Settlement of Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Awards, but may not exercise discretion to increase any such amount payable to a Named Executive Officer. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Award and other related Awards do not, solely for that reason, fail to qualify as Performance-Based Compensation. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a Performance Period or settlement of such Awards.

11.5.       Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Awards, and the level of actual achievement of the specified performance goals shall be recorded in writing in the case of Awards intended to qualify for the Performance-Based Exception. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Named Executive Officer, that the performance objective relating to the Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

11.6.       Section 162(m) Compliance. If any provision of the Plan or any Award document relating to an Award that is intended to qualify for the Performance-Based Exception does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

Article 12.                                     Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing during the Participant’s lifetime with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 13.                                     Deferrals

If permitted by the Committee, a Participant may defer receipt of amounts that would otherwise be provided to such Participant with respect to an Award. If permitted, such deferral (and the required deferral election) shall be made in accordance with, and shall be subject to, the terms and conditions of the applicable nonqualified deferred compensation plan under which such deferral is made, the rules and regulations under Code Section 409A, and such other terms and conditions as the Committee may prescribe.

Article 14.                                     Rights of Participants

14.1.       Continued Service. Nothing in the Plan shall:

(a)                                  interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or service at any time,

(b)                                  confer upon any Participant any right to continue in the employ or service of the Company or any of its Subsidiaries, nor

(c)                                  confer on any Director any right to continue to serve on the Board of Directors of the Company or any of its Subsidiaries.

14.2.       Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

14.3.       Right of Setoff. The Company or any Subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a Subsidiary or affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 14.3.

Article 15.                                     Change in Control.

Except as otherwise provided in a Participant’s Award Agreement, upon the occurrence of a Change in Control:

(a)                                  any and all outstanding Options and SARs granted hereunder shall become immediately exercisable;

(b)                                  any Period of Restriction or other restriction imposed on any Restricted Stock, Restricted Stock Unit or other Award shall lapse; and

(c)                                  any and all Performance Shares and other Awards (if performance-based) shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open Performance Periods.

Unless a Participant’s Award Agreement expressly provides otherwise, if a Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries is terminated following a Change in Control, any of the Participant’s Options or

SARs that were outstanding on the date of the Change in Control and that were vested as of the date of termination of employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Participant’s employment or service or the expiration of the stated term of the Award.

Article 16.                                     Amendment, Modification, and Termination

16.1.       Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to comply with any applicable stock exchange listing standards or any rule promulgated by the United States Securities and Exchange Commission shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

16.2.       Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 herein) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, any such exception shall be specified when the performance goals are established.

16.3.       Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article 17.                                     Tax and Withholding

17.1.       Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy minimum federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

17.2.       Use of Shares to Satisfy Withholding Obligation. With respect to withholding required upon the exercise of Options or SARs, upon the vesting of Restricted Stock, Restricted Stock Units or Performance Shares, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect that the withholding requirement be satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum applicable withholding rates for federal, state and local tax purposes, including payroll taxes) that could be imposed on the transaction. Any such elections by a Participant shall be irrevocable, made in writing and signed by the Participant.

17.3.       Limitations on Awards to Ensure Compliance with Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any Award subject to Code Section 409A, including any authority of the Company and rights of the Participant with respect to the

Award, shall be limited to those terms permitted under Code Section 409A and the regulations thereunder, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i). A Participant shall be solely responsible for any adverse tax consequences or penalties that may arise in connection with an Award under Section 409A.

Article 18.                                     Indemnification.

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company’s best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Bye-

Laws (as the same may be amended and/or restated from time to time), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19.                                     Successors

All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, amalgamation or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company.

Article 20.                                     Legal Construction

20.1.       Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such act, code, section, rule or regulation, as may be amended from time to time, or to any successor act, code, section, rule or regulation.

20.2.       Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3.       Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges or quotation systems as may be required.

20.4.       Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New York, without giving effect to any conflicts or choice of law rule or principle that might otherwise refer construction of the Plan and/or any agreements under the Plan to the substantive law of another jurisdiction.

20.5.       Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan or may adopt a sub-plan or annex containing rules and regulations with respect to an Award made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 20.5 in a manner that is inconsistent with the express terms of the Plan without the consent of a Participant, so long as such modifications will not contravene any applicable law or regulation or result in liability of a Participant under any applicable law or regulation for the Participant whose Award is modified.